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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: November 29, 1996



                                VIEW TECH, INC.
          (Exact name of the registrant as specified in its charter)


        DELAWARE                    0-25940         77-0312442
(State or other jurisdiction      (Commission      (IRS Employer
    of Incorporation)             File Number)      I.D. Number)


 950 FLYNN ROAD, CAMARILLO, CALIFORNIA                    93012
(Address of principal executive offices)                (Zip Code)


                                (805) 482-8277
                        Registrant's telephone number,
                              including area code


                                      N/A
         (Former name or former address, if changed from last report)

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            On November 29, 1996, View Tech, Inc. ("View Tech") completed the acquisition of all of the outstanding shares of USTeleCenters, Inc. ("UST") in exchange for approximately 2,240,976 shares of View Tech Common Stock. As a consequence of the acquisition, UST will merge with and into View Tech Acquisition, Inc., which will change its name and continue to operate under the name of USTeleCenters, Inc. Reference is made to View Tech's Form S-4 (SEC File No. 333-13459), which is incorporated herein by reference, and contains a detailed description of how View Tech determined the purchase price for UST and also lists the different relationships among the parties to the transaction. Also attached herewith as Exhibit 1 and incorporated herein by reference is a copy of the press release announcing the completion of the acquisition of UST by View Tech.

ITEM 7.     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Exhibit 1.  Press Release dated December 3, 1996 announcing the completion of
----------
the merger between View Tech and UST.

            Financial statements are not being filed with this report on Form 8-K; however, View Tech will file such financial statements as an amendment to this Form 8-K on or before February 14, 1997.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VIEW TECH, INC.



December 3, 1996                            BY:  /s/ William M. McKay
--------------------------------               --------------------------------
Date                                           William M. McKay
                                               Chief Financial Officer

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                                                                       Exhibit 1

For Further Information:

CONTACT:  ROBERT G. HATFIELD                              FRANKLIN A. REECE, III
          Chairman and CEO                                Chairman and President
          or                                                 USTELECENTERS, INC.
          William M. McKay                                        (617) 439-9911
          Chief Financial Officer and Treasurer
          VIEW TECH, INC.
          (805) 482-8277

          William F. Coffin
          President
          COFFIN * KCSA
          (818) 789-0100

For Immediate Release:
December 3, 1996

                    VIEW TECH, INC. AND USTELECENTERS, INC.
                           ANNOUNCE CLOSING OF MERGER
          ....MAKING THE COMBINED COMPANY A NATIONWIDE FULL SERVICE
                         TELECOMMUNICATIONS COMPANY...

CAMARILLO, CA/BOSTON, MA, December 3, 1996--View Tech, Inc. (NASDAQ/NMS:VUTK), a leader in video communications, and USTeleCenters, Inc., one of the oldest and largest authorized sales agents for the Regional Bell Operating Companies (RBOC's), announced today the closing of the merger between View Tech and USTeleCenters effective Friday, November 29, 1996. The merger was initially approved at each company's respective shareholders' meeting held on November 26, 1996. With the completion of the merger, View Tech is uniquely positioned in the voice, video and data communications market to continue to expand nationally and take full advantage of the many opportunities now available to the combined company.

Robert G. Hatfield, Chairman and CEO of View Tech, Inc. remarked on the closing of the merger, "Having completed the merger is extremely significant to our shareholders, our Company and the customers we serve. View Tech can now offer an entire package of communications products to the business, education and medical communities, including voice, video and data networks, bridging, Internet access and services including engineering, maintenance and training."

Mr. Hatfield added, "Our combined company will work diligently to maintain the high quality level of service that our customers are accustomed to while striving to integrate the two companies and take full advantage of the increased capabilities and overall synergy provided by the merger. In addition, the merger will substantially enhance our revenue generation capabilities, for example, assuming the merger had been completed prior to June 30, 1996, the pro forma combined revenues for the year then ended would have been approximately $33 million on a profitable basis."

Franklin A. Reece, III, Chairman and President of USTeleCenters commented on the merger, "We think this is truly a win-win business combination. We expect our clients, customers, employees, and shareholders will all be winners. The winning combination of bundled product offerings to customers, our quality, service-oriented employees and nationally recognized clients will give our new business a dynamic platform upon which to build communication solutions and services from coast to coast."
                                     -More-

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View Tech, Inc.
USTeleCenters, Inc.
December 3, 1996
Page Two

Mr. Hatfield continued, "Both View Tech and USTeleCenters bring to the communications industry some of the most talented people in the industry. We are all firmly committed to continuing to provide our customers and clients with the finest communications products and services available."

About View Tech, Inc.
---------------------
View Tech, Inc., founded in 1992, is a leader in the marketing, integration and installation of video communication systems and related technology applications. View Tech provides engineering, consulting, training and maintenance services for its entire installed customer base. The company's products and services enable its customers to engage in face-to-face discussions and meetings anywhere in the world through advanced video digital networks.

About USTeleCenters, Inc.
-------------------------
USTeleCenters, Inc., founded in 1986, is a single source provider of voice, video and data equipment, network services and bundling telecommunications solutions for business customers. The company has equipment distribution partnerships with Ascend, Northern Telecom, PictureTel and markets network services nationally through agency agreements with Bell Atlantic, GTE, NYNEX, Southwestern Bell and Sprint.

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